SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1725 Gillespie Way
El Cajon, California 92020
(Address of Principal Executive Offices)

(619) 596-8600
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02  Termination of a Material Definitive Agreement.

Effective May 18, 2012 the Company terminated (i) the Purchase Agreement dated December 14, 2011 (the “$7.5MM Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”); and, (ii) the Purchase Agreement dated December 15, 2011 (“$2.5MM Purchase Agreement”) with Lincoln Park. The $7.5MM Purchase Agreement and the $2.5MM Purchase Agreement are collectively referred to herein as the “Purchase Agreements”. The Registration Rights Agreement executed by the Company and Lincoln Park in connection with the Purchase Agreements is not terminated in accordance with the terms and conditions of the Purchase Agreements. Each of the Purchase Agreements and the Registration Rights Agreement were disclosed in an earlier Form 8-K report filed on December 15, 2011. The discussion of each of the Purchase Agreements and the Registration Rights Agreement in that earlier report are incorporated herein by reference. There are no early termination penalties incurred by the Company as a result of the termination of the Purchase Agreements.

The Company terminated the Purchase Agreements in accordance with the provisions contained in the Purchase Agreements and upon notice to Lincoln Park. The Company had the right to terminate the Purchase Agreements as certain conditions had not been satisfied and the Company was not otherwise in breach of the Purchase Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: May 21, 2012	By:	/s/ Michael L. Krall
Michael L. Krall
President, Chief Executive Officer